Exhibit 16.1

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

June 21, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated June 21, 2018, of Eloxx Pharmaceuticals, Inc. and are in agreement with the statements contained in paragraph a on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Kost Forer Gabbay & Kaiserer
A Member of Ernst & Young Global
Tel-Aviv, Israel